Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229419, No. 333-254120 and No. 333-262708) of MOGU Inc. of our report dated July 31, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

July 31, 2025